Exhibit 99.1

SPI Solar Announces Amendment to Agreement

for Mountain Creek Project

ROSEVILLE, Calif.— April 23, 2014- SPI Solar (“SPI”) (SOPW:OTCBB), a vertically-integrated photovoltaic solar developer announced an amendment to a previously disclosed agreement with KDC Solar to jointly develop and own the Mountain Creek solar project in Vernon, New Jersey. The amendment, which updates the prior agreement announced on February 21, 2014, alters each party’s provisions for member ownership stakes and forward operational cash flow distribution due each participating member.

In conjunction with today’s news release, SPI Solar also plans to file a Form 8-K filing with the Securities & Exchange Commission detailing the amendment, as executed by both companies on April 17, 2014.

About SPI Solar (SOPW:OTCBB):

SPI Solar (“SPI”) (Solar Power, Inc.) is a vertically integrated photovoltaic solar developer offering its own brand of high-quality, low-cost distributed generation and utility-scale solar energy facility development services. From project development, to project financing and to post-construction asset management, SPI delivers turnkey world-class photovoltaic solar energy facilities to its business, government and utility customers. For additional information visit: www.spisolar.com.

Safe Harbor Statement:

This release may contain certain “forward-looking statements” relating to the business of SPI Solar, its subsidiaries and the solar industry, which can be identified by the use of forward-looking terminology such as “believes", “expects” or similar expressions. These statements involve known and unknown risks and uncertainties, including, but are not limited to, general business conditions, managing growth, and political and other business risk. All forward-looking statements are expressly qualified in their entirety by this cautionary statement and the risks and other factors detailed in the company's reports filed with the Securities and Exchange Commission. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

Contact:

Charlotte Xi, President & Global COO, Interim CFO

Solar Power, Inc.

(800) 548-8767